Exhibit 99.1

DAMARISCOTTA, ME, January 20 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the year ended December 31, 2009, with net income of $13.0 million, down $1.0 million or 7.1% from the $14.0 million posted in 2008. Earnings per common share on a fully diluted basis were $1.22 for the year ended December 31, 2009, down $0.22 or 15.3% from the $1.44 posted for the same period in 2008.

The Company also announced unaudited results for the quarter ended December 31, 2009, with net income of $2.7 million, a decrease of $346,000 or 11.5% from the fourth quarter of 2008 and down $228,000 or 7.9% from the previous quarter. Earnings per common share on a fully diluted basis were $0.24 for the quarter ended December 31, 2009, down $0.07 or 22.6% from the fourth quarter of 2008 and down $0.02 or 7.7% from the previous quarter.

“Most people will agree that 2009 was the most challenging year for the United States economy since the Great Depression,” noted Daniel R. Daigneault, the Company’s President & Chief Executive Officer. “Unemployment increased to 10.0%, the housing market continued to weaken and small businesses experienced a decline in their revenues and continued to struggle as the recession extended to two years. As a result of this economic weakness, The First Bancorp provisioned a significantly higher amount for loan losses in 2009 to cover both actual losses and to add to the allowance for loan losses for increased potential loss exposure. Fortunately, this was mostly offset by increased net interest income and mortgage origination income.

“The core business of The First Bancorp is the traditional spread business – the difference between what we earn from loans and investments and what we pay for deposits and borrowed funds,” President Daigneault observed. “With low interest rates and a steep yield curve, our spread business did very well in 2009 – we saw net interest income increase $5.9 million or 15.8% over 2008.

“Increased net interest income was partly due to our net interest margin widening to 3.66% in 2009 from 3.33% in 2008, and partly due to growth in earning assets,” President Daigneault continued. “Although year-over-year asset growth was minimal, average earning assets were $79.7 million or 6.75% higher in 2009 than in 2008. Earning assets saw rapid growth during the first half of the year, however this was followed by a drop in the second half of the year as we chose to not replace investment securities that matured or were called. At the same time as a large volume of residential mortgage loans refinanced during the year due to low interest rates, we chose to sell these to the secondary market and traded off current fee income for lower interest rate risk in the future. The decline in on-balance-sheet residential mortgages was partly offset by excellent growth in commercial loans, municipal loans and consumer loans.

“Our strong earnings enabled us to continue to pay healthy cash dividends to our shareholders,” said President Daigneault. “At 78.0 cents per share, our dividend increased 1.5 cents or 2.0% in 2009 from 76.5 cents per share in 2008. We paid out 63.9% of earnings in cash dividends in 2009 compared to 52.8% in 2008, and based on the December 31, 2009 closing price of $15.42 per share, our dividend yield was 5.1%. In our view, this is an extremely attractive yield in this period of very low interest rates.

“Managing credit quality, however, was the primary focus for The First Bancorp in 2009 as it has been for almost all banks,” President Daigneault said. “At December 31, 2009, non-performing loans stood at 1.95% of total loans compared to 1.27% a year ago and 1.80% at September 30, 2009. While there has been an increase in problem loans during the past year, our ratio remains much lower than our peer group, which reported average non-performing loans at 3.49% of total loans as of September 30, 2009, the most recent peer data available. Past due loans remained elevated at 3.13% of total loans as of December 31, 2009, up slightly from 2.88% at the end of the previous quarter and 2.99% a year ago.

 “During 2009 we provisioned $12.2 million for loan losses compared to $4.7 million in 2008,” President Daigneault said. “As a result, in 2009 our allowance for loan losses increased $4.8 million or 55.0% and now stands at $13.6 million or 1.43% of total loans. This compares to 0.90% at the beginning of the year and 1.31% at the end of the previous quarter. The increase in the allowance for loan losses is directionally consistent with the level of nonperforming loans and is a reflection of the weak national and local economies. Actual net loan losses for 2009 were $7.3 million or 0.75% of average loans outstanding compared to $2.7 million or 0.28% of average loans outstanding for 2008.”

“Maintaining a strong equity capital base and remaining well capitalized was the other major focus for The First Bancorp in these difficult economic times,” observed the Company’s Chief Financial Officer, F. Stephen Ward. “In the first quarter of 2009 we added $25.0 million in preferred stock under the U.S. Treasury Capital Purchase Program which resulted in our total risk-based capital ratio increasing to 13.97% from 11.13%. During the year, we further added to capital through retained earnings, reduced our level of risk-weighted assets, and therefore increased our total risk-based capital ratio to nearly 15.00% as of December 31, 2009. This is well above the well-capitalized threshold of 10.0% set by the FDIC and provides us with greater ability to ride out the current economic storm. It also provides additional opportunity to work with individuals and businesses as they also struggle through these adverse economic conditions.

“In addition to the higher level of provision for loan losses, our 2009 results were impacted by an increase of $1.3 million or 314.8% in FDIC insurance premiums,” Mr. Ward said. “This reflects both an increase in quarterly premiums and a one-time special assessment that was levied on all banks. We also recognized a $916,000 one-time charge in 2009 for other than temporary impairment for one investment security and $150,000 in losses on sale of investment securities.”

“The Company’s operating ratios remained healthy, despite the larger than normal provision for loan losses in 2009 and the additional increased expenses just noted,” Mr. Ward said. “Our return on average assets was 0.96% in 2009 while our return on average tangible common equity was 13.77%. This compares to -0.13% and -1.96%, respectively, for our peer group as of September 30, 2009. Our efficiency ratio is excellent at 43.39% in 2009 compared to 46.07% in 2008, driven by the significant increase in net interest income while operating expenses were up only modestly. As of September 30, 2009, the average efficiency ratio for our peer group was 72.13%.

 “Our price per share ended the year at $15.42,” President Daigneault observed, “down $4.47 from the December 31, 2008 and with a total return with dividends reinvested of -20.0%. In comparison, the NASD Bank Index was off 16.0% and the S&P 500 had a total return with dividends reinvested of 26.5% for the year. Our performance in 2009 also compared very well to the KBW Regional Bank Index which was down 22.1%. Over the past five years, $100.00 invested in our stock on December 31, 2004 was worth $107.09 at December 31, 2009, which compares favorably to the $102.09 for the S&P 500 and $58.99 for the NASD Bank Index.

 “Although the current recession presented many economic challenges in 2009, in my view The First Bancorp’s performance was very strong,” President Daigneault concluded. “Our strong net interest income, mortgage origination income and other income mostly offset the higher provision for loan losses, the one-time special assessment and increased FDIC insurance premiums, as well as the write down of an investment security for other-than-temporary-impairment. As seen in their negative return on assets and negative return on equity, our peers have posted net losses on average, while we continue to show very good earnings with net income of $13.0 million off only $1.0 million or 7.1% from 2008. We remain very well-capitalized, and we have been able to maintain our quarterly dividend at $0.195 per share, which we feel is important to our shareholders.”

The First Bancorp, headquartered in Damariscotta, Maine, is the holding company for The First, N.A. Founded in 1864, The First is an independent community bank serving Mid-Coast and Down East Maine with 14 offices in Lincoln, Knox, Hancock and Washington Counties. The Bank provides a full range of consumer and commercial banking products and services. First Advisors, a division of The First, provides investment advisory, private banking and trust services from two offices in Lincoln and Hancock Counties.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars	12/31/2009	12/31/2008
Assets
Cash and due from banks	$15,332	$16,856
Overnight funds sold	-	-
Securities available for sale	81,838	13,072
Securities to be held to maturity	190,537	234,767
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	15,443	14,693
Loans held for sale	2,876	1,298
Loans	951,819	979,273
Less allowance for loan losses	13,637	8,800
Net loans	938,182	970,473
Accrued interest receivable	4,889	5,783
Premises and equipment	18,331	16,028
Other real estate owned	5,345	2,428
Goodwill	27,684	27,684
Other assets	29,593	22,662
Total assets	$1,330,050	$1,325,744
Liabilities
Demand deposits	$66,317	$68,399
NOW deposits	114,955	108,188
Money market deposits	94,425	129,333
Savings deposits	90,873	82,867
Certificates of deposit	212,758	246,152
Certificates $100,000 and over	343,339	290,797
Total deposits	922,667	925,736
Borrowed funds	249,778	272,074
Other liabilities	9,667	10,753
Total Liabilities	1,182,112	1,208,563
Shareholders' equity
Preferred stock	24,606	-
Common stock	97	97
Additional paid-in capital	45,121	44,117
Retained earnings	78,450	74,057
Net unrealized gains on securities available-for-sale	(125)	(819)
Net unrealized loss on postretirement benefit costs	(211)	(271)
Total shareholders' equity	147,938	117,181
Total liabilities & shareholders' equity	$1,330,050	$1,325,744
Common Stock
Number of shares authorized	18,000,000	18,000,000
Number of shares issued and outstanding	9,744,170	9,696,397
Book value per share	$12.66	$12.09
Tangible book value per share	$9.82	$9.23

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2009	12/31/2008	12/31/2009	12/31/2008
Interest income
Interest and fees on loans	$49,277	$58,079	$11,573	$13,860
Interest on deposits with other banks	1	3	-	3
Interest and dividends on investments	13,291	13,290	2,903	3,774
Total interest income	62,569	71,372	14,476	17,637
Interest expense
Interest on deposits	11,872	23,000	2,469	4,959
Interest on borrowed funds	7,044	10,669	1,679	2,357
Total interest expense	18,916	33,669	4,148	7,316
Net interest income	43,653	37,703	10,328	10,321
Provision for loan losses	12,160	4,700	4,500	2,386
Net interest income after provision for loan losses	31,493	33,003	5,828	7,935
Non-interest income
Investment management and fiduciary income	1,331	1,475	333	337
Service charges on deposit accounts	2,516	2,837	762	646
Net securities gains	-	-	-	22
Mortgage origination and servicing income	2,341	145	428	(225)
Other operating income	6,566	5,189	2,706	1,316
Total non-interest income	12,754	9,646	4,229	2,096
Non-interest expense
Salaries and employee benefits	10,935	11,333	2,941	2,708
Occupancy expense	1,580	1,518	398	368
Furniture and equipment expense	2,273	2,005	573	497
FDIC insurance premiums	1,666	402	390	136
Net securities losses	150	89	3	65
Other than temporary impairment charge	916	-	-	-
Amortization of identified intangibles	283	283	70	70
Other operating expense	8,855	7,364	2,391	1,992
Total non-interest expense	26,658	22,994	6,766	5,836
Income before income taxes	17,589	19,655	3,291	4,195
Applicable income taxes	4,547	5,621	629	1,187
NET INCOME	$13,042	$14,034	$2,662	$3,008
Earnings per common share
Net income, as reported	$13,042	$14,034	$2,662	$3,008
Less dividends and amortization of premium on preferred stock	1,161	-	337	-
Net income available to common	$11,881	$14,034	$2,325	$3,008
Basic earnings per share	$1.22	$1.45	$0.24	$0.31
Diluted earnings per share	$1.22	$1.44	$0.24	$0.31
Weighted average number of shares outstanding	9,721,172	9,701,379	9,736,135	9,693,569
Incremental shares	12,072	18,952	5,794	19,987

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the years ended		For the quarters ended
except for per share amounts	12/31/2009	12/31/2008	12/31/2009	12/31/2008

Summary of Operations
Interest Income	$62,569	$71,372	$14,476	$17,637
Interest Expense	18,916	33,669	4,148	7,316
Net Interest Income	43,653	37,703	10,328	10,321
Provision for Loan Losses	12,160	4,700	4,500	2,386
Non-Interest Income	12,754	9,646	4,229	2,096
Non-Interest Expense	26,658	22,994	6,766	5,836
Net Income	13,042	14,034	2,662	3,008
Per Common Share Data
Basic Earnings per Share	$1.22	$1.45	$0.24	$0.31
Diluted Earnings per Share	1.22	1.44	0.24	0.31
Cash Dividends Declared	0.780	0.765	0.195	0.195
Book Value	12.66	12.09	12.66	12.09
Tangible Book Value	9.82	9.23	9.82	9.23
Market Value	$15.42	$19.89	$15.42	$19.89
Financial Ratios
Return on Average Equity (a)	10.66%	12.02%	8.46%	10.10%
Return on Average Tangible Equity (a)	13.77%	15.75%	10.87%	13.19%
Return on Average Assets (a)	0.96%	1.10%	0.80%	0.91%
Average Equity to Average Assets	10.85%	9.14%	11.33%	9.00%
Average Tangible Equity to Average Assets	8.80%	6.98%	9.23%	6.89%
Net Interest Margin Tax-Equivalent (a)	3.66%	3.33%	3.54%	3.67%
Dividend Payout Ratio	63.93%	52.76%	81.25%	62.90%
Allowance for Loan Losses/Total Loans	1.43%	0.90%	1.43%	0.90%
Non-Performing Loans to Total Loans	1.95%	1.27%	1.95%	1.27%
Non-Performing Assets to Total Assets	1.80%	1.31%	1.80%	1.31%
Efficiency Ratio	43.39%	46.07%	44.46%	44.29%
At Period End
Total Assets	$1,330,050	$1,325,744	$1,330,050	$1,325,744
Total Loans	951,819	979,273	951,819	979,273
Total Investment Securities	272,375	262,532	272,375	262,532
Total Deposits	922,667	925,736	922,667	925,736
Total Shareholders’ Equity	147,938	117,181	147,938	117,181
(a) Annualized using a 365-day basis in 2009 and 366-day basis in 2008

Use of Non-GAAP Financial Measures

Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management uses these “non-GAAP” measures in its analysis of the Company’s performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company’s results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution’s net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company’s consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2009 and 2008.

	For the years ended December 31		For the quarters ended December 31
In thousands of dollars	2009	2008	2009	2008
Net interest income as presented	$43,653	$37,703	$10,328	$10,321
Effect of tax-exempt income	2,395	2,187	608	545
Net interest income, tax-equivalent	$46,048	$39,890	$10,936	$10,866

The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation of between the GAAP and non-GAAP efficiency ratio:

	For the years ended December 31		For the quarters ended December 31
In thousands of dollars	2009	2008	2009	2008
Non-interest expense, as presented	$26,658	$22,994	$6,766	$5,836
Net securities losses	(150)	(89)	(3)	(65)
Other than temporary impairment charge	(916)	-	-	-
Adjusted non-interest expense	25,592	22,905	6,763	5,771
Net interest income, as presented	43,653	37,703	10,328	10,321
Effect of tax-exempt income	2,395	2,187	608	545
Non-interest income, as presented	12,754	9,646	4,229	2,096
Effect of non-interest tax-exempt income	185	186	46	47
Net securities gains	-	-	-	22
Adjusted net interest income plus non-interest income	$58,987	$49,721	$15,211	$13,031
Non-GAAP efficiency ratio	43.39%	46.07%	44.46%	44.29%
GAAP efficiency ratio	47.26%	48.56%	46.48%	47.00%

The Company presents certain information based upon tangible average shareholders’ equity instead of total average shareholders’ equity. The difference between these two measures is the Company’s intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of tangible average shareholders’ equity to the Company’s consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the years ended December 31		For the quarters ended December 31
In thousands of dollars	2009	2008	2009	2008
Average shareholders’ equity as presented	$146,854	$116,448	$149,415	$118,128
Intangible assets	27,684	27,609	27,684	27,684
Tangible average shareholders’ equity	$119,170	$88,839	$121,731	$90,444

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.

Additional Information

For more information, please contact F. Stephen Ward, The First Bancorp’s Treasurer & Chief Financial Officer, at 207.563.3195 ext. 5001.